Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 .After Issuance of Stock)

1. Name of corporation:

Brookview Institute, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article I

The name of this corporation is CX2 Technology, Inc.

Article IV

The capital stock of the Corporation shall consist of two hundred million (200,000,000) shares of common stock with a par value of $0.001and five million (5,000,000) shares of preferred stock with a par value of $0.001.

 The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 90%

4. Effective date of filing (optional): 11/16/2005

5. Officer Signature (required):  Original Signature on File

Entity Number:  C12812-2002

Document Number:  20050553529-16

Date filed: 11/16/2005

In the office of

Dean Heller

Secretary of State

Certificate of Correction

For Nevada Profit Corporations

(Pursuant to NRS78.385and 78.390- After Issuance of Stock)

1. Name of corporation:

CX2 Technology, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Artic1e I

The name of this corporation is CX2 Technologies, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as maybe required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 90%

4. Effective date of filing (optional):

5. Officer Signature (required): Original Signature on File

Entity Number:  C12812-2002

Document Number:  20050602682-21

Date filed: 12/7/2005

In the office of

Dean Heller

Secretary of State